UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2019

EMPIRE RESORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12522	13-3714474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, NY		12701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (845) 807-0001

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NYNY	Nasdaq

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 6, 2019, Empire Resorts, Inc. (the “Company”) held its 2019 Annual Meeting of Stockholders (the “Annual Meeting”) in Monticello, New York. At the Annual Meeting, stockholders voted:

•

To elect seven directors to serve on the Board for a one year term that expires at the 2020 annual meeting of stockholders or until their respective successors are elected and qualified or until their earlier resignation or removal;

•	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019;

•	To vote on the 2018 executive compensation; and

•	To vote on the frequency of future advisory votes on executive compensation.

All seven nominees were elected as directors with the following vote:

Nominee	For	Withheld
Emanuel R. Pearlman	31,233,358	169,277
Ryan Eller	31,279,580	123,055
Keith Horn	31,348,391	54,244
Edmund Marinucci	31,308,852	93,783
Nancy A. Palumbo	31,333,943	68,692
Gregg Polle	31,198,874	203,761
Gerard Ewe Keng Lim	31,223,664	178,971

The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 30, 2019 was ratified with the following vote:

For	Against	Abstain	Broker Non-Votes
33,494,881	173,796	17,998	0

The 2018 executive compensation was approved with the following vote:

For	Against	Abstain
31,209,371	141,137	52,127

Three years was approved as the frequency of future advisory votes on executive compensation with the following vote:

Three Years	Two Years	One Year	Withheld
31,137,913	8,189	249,035	7,498

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 6, 2019

EMPIRE RESORTS, INC.

By:	/s/ Ryan Eller
Name: Ryan Eller
Title: President and Chief Executive Officer